                                                                     Exhibit 3.1


                        THE COMPANIES LAW (2001 REVISION)
                            COMPANY LIMITED BY SHARES

                              MEMORANDUM & ARTICLES
                                       OF
                                   ASSOCIATION

                                       OF
                         NOVIRIO PHARMACEUTICALS LIMITED
        (Amended and restated by special resolution dated 20 April, 2001)

                        THE COMPANIES LAW (2001 REVISION)

                            COMPANY LIMITED BY SHARES


                            MEMORANDUM OF ASSOCIATION
                                       OF

                         NOVIRIO PHARMACEUTICALS LIMITED
        (Amended and restated by special resolution dated 20 April, 2001)


1.    The name of the Company is NOVIRIO PHARMACEUTICALS LIMITED.

2. The Registered Office of the Company will be situate at the offices of WALKERS, WALKER HOUSE, P.O. BOX 265GT, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS or at such other location as the Directors may from time to time determine.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of The Companies Law (2001 Revision).

4. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of The Companies Law (2001 Revision).

5. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2000 Second Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (1999 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2000 Revision).

6. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; Provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.


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
8. As at the date of adoption of this amended and restated Memorandum of Association the authorised share capital of the Company is US$151,000 divided into 123,091,257 ordinary shares of a nominal or par value of US$0.001 each (the "ORDINARY SHARES"), 12,413,793 series A convertible preferred shares of US$0.001 each (the "SERIES A PREFERRED SHARES"), 5,555,556 series B convertible preferred shares of US $0.001 each (the "SERIES B PREFERRED SHARES") and 9,939,394 series C convertible preferred shares of US$0.001 each (the "SERIES C PREFERRED SHARES") provided always that subject to the provisions of the Companies Law (2001 Revision) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be Ordinary, Preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9. The Company may exercise the power contained in Section 227 of The Companies Law (2001 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

                        THE COMPANIES LAW (2001 REVISION)

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION


                                       OF


                         NOVIRIO PHARMACEUTICALS LIMITED


                                     TABLE A

        (Amended and restated by special resolution dated April 20, 2001)

The Regulations contained or incorporated in Table `A' in the First Schedule of the Companies Law (2001 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:

                                 INTERPRETATION

            1.    In these Articles:

            "Companies Law" means the Companies Law (2001 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;

            "Directors" and "Board of Directors" means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

            "Member" means the person whose name is entered in the register of members as the holder of those shares and includes the initial subscriber pending the issue to him of the initial subscriber share;

            "Memorandum of Association" means the Memorandum of Association of the Company, as amended and re-stated from time to time;

            "Ordinary Resolution" means a resolution:

                  (a) passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company; or

                  (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

            "paid up" means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

            "Register of Members" means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

            "Seal" means the Common Seal of the Company including any facsimile thereof;

            "share" means any share in the capital of the Company, including a fraction of any share;

            "signed" includes a signature or representation of a signature affixed by mechanical means;

            "Special Resolution" means a resolution passed in accordance with
Section 60 of the Companies Law, being a resolution:

                  (a) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given, or

                  (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

            2.    In the Articles, save where the context requires otherwise:

                  (a) words importing the singular number shall include the plural number and vice versa;

                  (b) words importing the masculine gender only shall include the feminine gender;

                  (c) words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

                  (d) "may" shall be construed as permissive and "shall" shall be construed as imperative;

                  (e) a reference to a dollar or dollars (or $) is a reference to dollars of the United States; and

                  (f) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

            3. Subject to Article 2(e) and 2(f) of these Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                   PRELIMINARY

            4. The business of the Company may be commenced as soon after incorporation as the Directors see fit, notwithstanding that only part of the shares may have been allotted or issued.

            5. The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

                                     SHARES

            6. As at the date of adoption of these Articles the authorised share capital of the Company is US$151,000 divided into 123,091,257 ordinary shares of a nominal or par value of US$0.001 each (the "ORDINARY SHARES"), 12,413,793 series A convertible preferred shares of US$0.001 each (the "SERIES A PREFERRED Shares"), 5,555,556 series B convertible preferred shares of US $0.001 each (the "SERIES B PREFERRED SHARES") and 9,939,394 series C convertible preferred shares of US$0.001 each (the "SERIES C PREFERRED SHARES"). The issued share capital as at the date of adoption of these Articles is 6,694,897 Ordinary Shares, 12,413,793 Series A Preferred Shares, 5,555,556 Series B Preferred Shares and 7,676,769 Series C Preferred Shares (Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares are referred to herein collectively as the "PREFERRED SHARES").

            7. The rights and restrictions attaching to the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares are as follows:

                  1.    Dividends.

                  (a) General. Dividends may be declared and paid on Ordinary Shares or Preferred Shares from funds lawfully available therefor as and when determined by the Board of Directors; provided, however, that no dividends shall be declared or paid (i) on Series A Preferred Shares, Series B Preferred Shares or any Junior Securities until all dividends accrued or declared but unpaid on the Series C Preferred Shares shall have been paid in full and (ii) on Series A Preferred Shares or any Junior Securities until all dividends accrued or declared but unpaid on the Series B Preferred Shares shall have been paid in full; and provided further that (A) when and as dividends are declared and paid on Ordinary Shares, the Company shall declare and pay at the same time to each holder of a Preferred Share an equal dividend, the amount of such dividend per Preferred Share to be computed as if all Preferred Shares had been converted to

Ordinary Shares in accordance with Article 7(5) immediately upon the declaration or payment, as the case may be, of such dividends, and (B) except as provided in
Article 7(1)(c) below, when and as dividends are declared and paid on Series A Preferred Shares, the Company shall declare and pay at the same time to each holder of a Series B Preferred Share and a Series C Preferred Share, an equal dividend per share.

                  (b) Special Dividends. (i) The holders of Series C Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential cumulative dividends in cash at the rate per share of eight percent (8.0%) per annum of the Series C Preference Amount, compounded quarterly on March 31, June 30, September 30 and December 31 of each year (the "SERIES C CUMULATIVE ANNUAL DIVIDEND AMOUNT"), which shall accrue from the date of issuance of the Series C Preferred Shares; provided, however, that if the Company for any reason defaults on its obligation to redeem any Series C Preferred Shares in accordance with Article 7(6) hereof on or prior to the redemption dates specified therein, then such rate per share shall increase by five percentage points to thirteen percent (13.0%) per annum of the Series C Preference Amount from the date of such default. The Series C Cumulative Annual Dividend Amount shall accrue daily whether or not earned or declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, such dividends are not paid in whole upon the Series C Preferred Shares, the portion of such dividends as shall be unpaid shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to, the holders of the Series B Preferred Shares, the Series A Preferred Shares and the holders of any Junior Securities in connection with any return of capital or other distribution by the Company on liquidation, dissolution or otherwise. At the time of conversion of any Series C Preferred Shares upon a Qualified IPO consummated prior to April 23, 2002 pursuant to Article 7(5)(g), the Series C Cumulative Annual Dividend Amount shall not be payable by the Company and shall be deemed forfeited as of the effective date of such event.

                        (ii) The holders of Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, preferential cumulative dividends in cash at the rate per share of seven percent (7.0%) per annum of the Series B Preference Amount (the "SERIES B CUMULATIVE ANNUAL DIVIDEND AMOUNT"), which shall accrue from the date of issuance of the Series B Preferred Shares; provided, however, that if the Company for any reason defaults on its obligation to redeem any Series B Preferred Shares in accordance with Article 7(6) hereof on or prior to the redemption dates specified therein, then such rate per share shall increase by five percentage points to twelve percent (12.0%) per annum of the Series B Preference Amount from the date of such default. The Series B Cumulative Annual Dividend Amount shall accrue whether or not earned or declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year, so that if in any fiscal year or years, such dividends are not paid in whole upon the Series B Preferred Shares, the portion of such dividends as shall be unpaid shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to, the holders of the Series A Preferred Shares and the holders of Ordinary Shares in connection with any return of capital or other distribution by the Company on liquidation, dissolution or otherwise. At the time of conversion of any Series B Preferred Shares upon a Qualified IPO pursuant to Article 7(5)(g) or in the event of a Qualified Private Offering, the Series B Cumulative Annual Dividend Amount shall not be payable by the Company and shall be deemed forfeited as of the effective date of such event.

                  (c) Reorganization. In the event of a Sale of the Company, or the effectuation by the Company of a transaction or a series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (a "REORGANIZATION") (except in the case of a Qualified IPO or a Qualified Private Offering), unless the holders of the Requisite Percentage of Preferred Shares, voting together as a single class, agree otherwise: (i) each holder of Series A Preferred Shares shall be entitled, from funds lawfully available to be distributed, to a dividend equal to the Series A Preference Amount plus an amount equal to all declared but unpaid dividends, if any (the "DECLARED DIVIDENDS") on all Series A Preferred Shares held by such holder; (ii) each holder of Series B Preferred Shares shall be entitled, from funds lawfully available to be distributed, to a dividend equal to the Series B Preference Amount, the Series B Cumulative Annual Dividend Amount and related Declared Dividends on all Series B Preferred Shares held by such holder; and
(iii) each holder of Series C Preferred Shares shall be entitled, from funds lawfully available to be distributed, to a dividend equal to the Series C Preference Amount, any accrued but unpaid Series C Cumulative Annual Dividend Amount and related Declared Dividends on all Series C Preferred Shares held by such holder.

            Notwithstanding the foregoing, if at the time of the Sale of the Company or the Reorganization the value of the net assets of the Company is less than the sum of the amounts due pursuant to (i), (ii) and (iii) above, the aggregate amount of the dividends shall be reduced to an aggregate amount equal to the value of the Company's net assets and such dividends shall be payable as follows: first, to all amounts due pursuant to (iii) above and then, to the extent funds are available, to amounts due pursuant to (i) and (ii) above ratably (based on the number of Ordinary Shares into which the Series A and Series B Preferred Shares are then convertible).

            If the amount due to be paid to holders of Preferred Shares pursuant to the previous paragraph of this Article 7(1)(c) (the "ARTICLE 7 SPECIAL PREFERRED DIVIDEND") is less than the sum of the cash and the Board of Directors' good faith determination of the value of the property, rights or securities to be paid in respect of the event giving rise to the Article 7 Special Preferred Dividend, then the excess shall, to the extent that the Company has funds lawfully available for distribution, be distributed to the holders of Ordinary Shares and Preferred Shares, such dividend per Preferred Share to be computed on the basis that all Preferred Shares had been converted to Ordinary Shares immediately prior to the declaration or payment, as the case may be, of such distribution.

            Notwithstanding the foregoing, the Article 7 Special Preferred Dividend shall not be payable by the Company and shall be deemed forfeited as of the effective date of conversion of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares, as the case may be, pursuant to Article 7(5) hereof.

                  2. Winding Up. On a return of capital on liquidation, dissolution or otherwise (other than a redemption of shares pursuant to Article 7(6) hereof) the assets of the Company available for distribution among the shareholders shall be applied as follows:

                  (a) first, to pay pro rata, to each holder of Series C Preferred Shares, in priority to any payment to the holders of any other class of shares, an amount equal to the aggregate Series C Preference Amount of all Series C Preferred Shares held by such holder, plus an amount equal to any accrued but unpaid Series C Cumulative Annual Dividend amount of all Series C Preferred Shares held by such holder (the "SERIES C DIVIDEND PREFERENCE"), plus an amount equal to any other Declared Dividends on the Series C Preferred Shares, save that if at that time the value of the net assets of the Company is less than the product of (x) the sum of the Series C Preference Amount plus the per share Series C Dividend Preference, plus the per share Declared Dividends on the Series C Preferred Shares multiplied by (y) the Series C Preferred Shares then in issue, the amount to be distributed shall be reduced to an aggregate amount equal to such holder's ratable proportion (based on the number of Series C Preferred Shares held by such holder as a percentage of all the Series C Preferred Shares then in issue) of the value of the Company's net assets;

                  (b) second, after the holders of Series C Preferred Shares shall have been paid in full all amounts due pursuant to Article 7(2)(a) hereof, the remaining assets of the Company available for distribution among the shareholders shall next be applied to pay pro rata to each holder of Series A Preferred Shares and each holder of Series B Preferred Shares, in priority to any payment to the holders of any other class of shares, an amount equal to the aggregate Series A Preference Amount of all Series A Preferred Shares held by each such holder and an amount equal to the Series B Preference Amount of the aggregate Series B Preferred Shares held by each such holder, respectively, save that if at that time the value of the net assets of the Company (after subtracting any amount paid or payable pursuant to Article 7(2)(a) hereof) is less than the sum of the product of the Series A Preference Amount multiplied by the Series A Preferred Shares then in issue plus the product of the Series B Preference Amount multiplied by the Series B Preferred Shares then in issue, the amount to be distributed shall be reduced to an aggregate amount equal to such holder's ratable proportion (based on the number of Series A Preferred Shares and Series B Preferred Shares held by such holder as a percentage of all the Series A Preferred Shares and Series B Preferred Shares then in issue) of the value of the Company's net assets (after subtracting any amount paid or payable pursuant to Article 7(2)(a) hereof).

                  (c) third, after the holders of Series A Preferred Shares and the holders of Series B Preferred Shares shall have been paid in full all amounts due pursuant to Article 7(2)(b) hereof, the remaining assets of the Company available for distribution among the shareholders shall next be applied in paying pro rata to each holder of Series B Preferred Shares, in priority to any other payment to the holders of any other class of shares, an amount equal to any accrued but unpaid Series B Cumulative Annual Dividend Amount of all Series B Preferred Shares held by such holder (the "SERIES B DIVIDEND PREFERENCE") save that if at that time the value of the net assets of the Company (after subtracting any amounts paid or payable pursuant to Article 7(2)(a) and (b) hereof) is less than the Series B Dividend Preference, the amount to be distributed to each holder shall be reduced to the holder's ratable proportion (based on the number of Series B Preferred Shares held by that holder as a percentage of all of the Series B Preferred Shares then in issue) of the value of the Company's net assets (after subtracting any amounts paid or payable pursuant to Sections 2(a) and 2(b) hereof).

                  (d) fourth, after the holders of Series B Preferred Shares shall have been paid in full all amounts due pursuant to Article 7(2)(c) hereof, the remaining assets of the Company available for distribution among the shareholders shall be applied in paying pro rata to the holders of Series A Preferred Shares and holders of Series B Preferred Shares, in priority to any other payment to the holders of any other class of shares, an amount equal to any Declared Dividends, if any, on the Series A Preferred Shares and the Series B Preferred Shares save that if at that time the value of the net assets of the Company (after subtracting any amounts paid or payable pursuant to Article 7(2)(a), (b) and (c)) is less than the Declared Dividends, if any, on the Series A Preferred Shares and the Series B Preferred Shares, the amount to be distributed to each holder shall be reduced to the holder's ratable proportion (based on the number of Series A Preferred Shares and Series B Preferred Shares held by such holder as a percentage of all the Series A Preferred Shares and Series B Preferred Shares then in issue) of the value of the Company's net assets (after subtracting any amounts paid or payable pursuant to Article 7(2)(a), (b) and (c) hereof).

                  (e) fifth, after the holders of Preferred Shares have been paid in full all amounts due pursuant to Article 7(2)(d) hereof, the remaining assets of the Company available for distribution among the shareholders shall be distributed ratably among the holders of Preferred Shares and Ordinary Shares (with each Preferred Share being deemed, for such purpose, to be equal to the number of Ordinary Shares into which such Preferred Share is convertible in accordance with the terms of Article 7(5) hereof, immediately prior to the close of business on the business day fixed for such distribution).

                  3.    Voting.

            Each holder of Preferred Shares shall be entitled to notice of, and to attend and vote at, general meetings of the Company. Each holder of Preferred Shares shall be entitled to such number of votes for the Preferred Shares held by such holder on the record date fixed for such meeting, or on the effective date of any written resolution, as shall be equal to the whole number of Ordinary Shares into which such holder's Preferred Shares are convertible (in accordance with the terms of Article 7(5) hereof), immediately after the close of business on the record date fixed for such meeting or the effective date of such written resolution.

                  4.    Special Approval Rights.

                  (a) Restricted Actions. The affirmative vote, or written consent, of the holders of the Requisite Percentage of all Preferred Shares then in issue, voting together as a single class, shall be necessary to authorize the Company to take any of the following actions:

                              (A) authorize or increase, or permit any
            Subsidiary to authorize or increase, the authorized number of shares of, or create or issue additional series of, Preferred Shares, or any class or series of the Company's or any Subsidiary's share capital or options, warrants or other rights to acquire any such share capital, other than Excluded Securities and issuances of shares of authorized classes or series of shares to existing shareholders in compliance with the Stockholders' Agreement;

                              (B) authorize or effect, or permit any Subsidiary
            to authorize or effect, the sale, lease, license, abandonment or other disposition of all or any substantial portion of the assets of the Company or any Subsidiary other than a Qualified Private Offering;

                              (C) authorize or effect, or permit any Subsidiary
            to authorize or effect, the merger or consolidation of the Company or any Subsidiary with any other Person or any other Reorganization other than a Qualified Private Offering;

                              (D) authorize or effect, or permit any Subsidiary
            to authorize or effect, the liquidation (whether complete or partial), dissolution or winding up of the Company or any Subsidiary;

                              (E) authorize the Company to, or permit any
            Subsidiary to, incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any indebtedness or liability for borrowed money, including, without limitation, indebtedness under guarantees, letters of credit or capital leases or the like, if the aggregate of all such indebtedness and liabilities of the Company or any Subsidiary exceeds the principal amount of $1,000,000; provided, however, that no material term of any such indebtedness shall be modified or amended in any material respect, nor shall payment thereof be extended, without the written consent of the holders of the Requisite Percentage of Preferred Shares;

                              (F) authorize or effect, or permit any Subsidiary
            to authorize or effect, the acquisition in any manner, directly or indirectly, of the stock or all or a substantial portion of the assets of any Person by the Company or any Subsidiary;

                              (G) authorize or effect, or permit any Subsidiary to authorize or effect, an investment in any other Person involving in the aggregate an amount greater than $500,000;

                              (H) save as authorized by the terms of these
            Articles, authorize or effect the declaration or payment of dividends or other distributions upon, or the redemption or repurchase of, any shares in the capital of the Company other than the repurchase of Ordinary Shares from departing employees pursuant to the terms of the Equity Incentive Plan or the Stock Restriction Agreement pursuant to which such employee has been issued Ordinary Shares, or set apart or permit any Subsidiary to set apart any sinking or other analogous fund for the redemption or purchase of any Junior Securities;

                              (I) authorize or effect, or permit any Subsidiary
            to authorize or effect, the organization of any new or indirect subsidiaries, joint ventures, partnerships or similar arrangements or any material amendment or modification of any joint venture or partnership agreement to which the Company or any Subsidiary is a party;

                              (J) enter into any agreement, arrangement or
            understanding of any kind, written or oral, with any Affiliate of the Company or any Subsidiary or make any material modification to any existing such agreement (provided that any offer to hire or modification to compensation may be effected through approval of a majority of the whole Board (exclusive of any vacancies then existing) rather than through this Article 7(4)(a);

                              (K) authorize the reservation of more than 800,000
            additional Ordinary Shares for issuance or award pursuant to the Equity Incentive Plan;

                              (L) authorize or effect, or permit any Subsidiary
            to authorize or effect, any material change to the line of business of the Company or any Subsidiary; and

                              (M) authorize or effect, or permit any Subsidiary
            to authorize or effect any material change or amendment to the Memorandum of Association or Articles of Association of the Company or any Subsidiary.

                  (b) Other Restricted Actions. Prior to amendment, repeal or change, directly or indirectly, of any of the provisions of the Memorandum of Association or these Articles in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Shares or Series B Preferred Shares so as to affect them adversely, the affirmative vote, or written consent, of the holders of seventy-five percent (75%) of such series of Preferred Shares shall be necessary.

                  (c) The affirmative vote, or written consent, of the holders of at least two-thirds of the Series C Preferred Shares shall be necessary:

                              (A) prior to amendment, repeal or change, directly
            or indirectly, of any of the provisions of the Memorandum of Association or these Articles in any manner that would alter or change the powers, preferences or special rights of the Series C Preferred Shares so as to affect them adversely;

                              (B) to authorize or designate, whether by
            reclassification or otherwise, any new class or series of shares or any other securities convertible into equity securities of the Company ranking pari passu with or senior to the Series C Preferred Shares in rights of conversion, redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

                              (C) save as authorized by the terms of these
            Articles, (1) to authorize or effect the declaration or payment of dividends or other distributions upon, or the redemption or repurchase of, any shares in the capital of the Company or any Subsidiary other than the repurchase of Ordinary Shares from departing employees pursuant to the terms of the Equity Incentive Plan or the Stock Restriction Agreement pursuant to which any such employee has been issued Ordinary Shares, or (2) set apart or permit the Company or any Subsidiary to set apart any sinking or other analogous fund for the redemption or purchase of any Series A Preferred Shares, Series B Preferred Shares or any Junior Securities.

                  (d) Approval. The approval rights of the holders of Preferred Shares to authorize the Company to take any of the actions referred to in
Article 7(4)(a) through 4(c) above ("RESTRICTED ACTIONS") may be exercised at any general meeting of the Company, at a special meeting of the holders of Preferred Shares held for such purpose or by written consent. At each meeting of shareholders at which holders of a series of Preferred Shares shall have the right, voting separately as a single class, to authorize the Company to take any Restricted Action, the presence in person or by proxy of the holders of seventy-five percent (75%) of the Preferred Shares of such class entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At each meeting of shareholders at which holders of Preferred Shares shall have the right, voting together as a single class, to authorize the Company to take any Restricted Action, the presence in person or by proxy of the holders of the Requisite Percentage of Preferred Shares entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of the applicable series of Preferred Shares, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of the relevant series of Preferred Shares from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

                  (e) Compulsory Transfer. If the holders of the Requisite Percentage approve, in accordance with Article 7(4)(a) above, a Qualified Private Offering or an offer on the terms agreed (the "AGREED TERMS") by such holders of Preferred Shares and a person (the "PURCHASER") to acquire all, or in the case of a Qualified Private Offering, a portion of the Company's shares then in issue, the Directors or any other Member may, by serving a notice (the "COMPULSORY PURCHASE NOTICE") on each Member who has not agreed to sell its shares to the Purchaser on the Agreed Terms (a "MINORITY MEMBER"), require all the Minority Members to sell all their shares to one or more persons identified by the Purchaser on the Agreed Terms.

            The shares subject to the Compulsory Purchase Notices shall be sold and purchased in accordance with the following provisions:

                        (i) by the date set out in the Agreed Terms as the completion date, or if no such date then one month from the date of the Compulsory Purchase Notice (the "COMPLETION DATE"), the Minority Members shall deliver share transfer forms for their shares, with the relevant share certificates, to the Company;

                        (ii) on the Completion Date the Company shall pay the Minority Members, on behalf of the Purchaser, the price for their shares as set out in the Agreed Terms to the extent the Purchaser has provided the Company with the requisite funds. The Company's receipt for the price shall be a good discharge to the Purchaser. The Company shall hold the price in trust for the relevant Minority Members without any obligation to pay interest;

                        (iii) to the extent that the Purchaser has not, by the Completion Date, provided the Company with funds to pay the price for the Minority Members' shares, a Minority Member who has not been paid shall be entitled to the return of the stock transfer forms and share certificates for the relevant shares and the Minority Member shall have no further rights or obligations under this Article in respect of those shares;

                        (iv) if a Minority Member fails to deliver stock transfer forms for his shares to the Company by the Completion Date, the Directors may (and shall, if requested by the Purchaser) authorize any Director to transfer such shares on the Minority Member's behalf to the Purchaser to the extent the Purchaser has, by the Completion Date, provided the Company with funds to pay the agreed price for the shares to be acquired by the Purchaser. The Directors shall then authorize registration of the transfer. The defaulting Minority Member shall surrender his share certificate for his shares to the Company. On surrender, he shall be entitled to the price for his shares.

                  5.    Conversion Rights.

                  (a) Conversion Procedure. At any time and from time to time, any holder of Preferred Shares shall have the right, at its option, to convert all or any portion of each Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Ordinary Shares computed by dividing the applicable Purchase Price by the applicable Conversion Price in effect on the Conversion Date. Notwithstanding any other provision hereof, if a conversion of Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company.

                        (i) Each conversion of Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice (the "CONVERSION DATE"); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is given to the Company. On the Conversion Date, the rights of the holder of such Preferred Shares as such holder (including the right to receive distributions and dividends other than distributions and dividends payable to holders of Ordinary Shares) shall cease and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Ordinary Shares represented thereby.

                        (ii) As soon as practicable after the Conversion Date, but in any event within ten (10) business days after the holder has delivered the certificates (or affidavits of lost certificate) evidencing the Preferred Shares converted into Ordinary Shares in accordance herewith, the Company shall deliver to the converting holder:

            (x) a certificate or certificates representing, in the aggregate, the number of Ordinary Shares issued upon such conversion, in the same name or names as the certificates representing the converted Preferred Shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in an Ordinary Share as provided in Article 7(5)(a)(vi); and

            (y) a certificate representing any Preferred Shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

                        (iii) The issuance of certificates for Ordinary Shares upon conversion of Preferred Shares shall be made without charge to the holders of such Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Ordinary Shares. Upon conversion of any Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Ordinary Shares so issued upon such conversion shall be validly issued and fully paid.

                        (iv) The Company shall not close its books against the transfer of Preferred Shares or of Ordinary Shares issued or issuable upon conversion of Preferred Shares in any manner that interferes with the timely conversion of Preferred Shares. The Company shall assist and cooperate with any holder of Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

                        (v) The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of issuance upon the conversion of the Preferred Shares, such number of Ordinary Shares as are issuable upon the conversion of all Preferred Shares then in issue. All Ordinary Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Ordinary Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Ordinary Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

                        (vi) No fractional interests in Ordinary Shares or scrip shall be issued upon conversion of the Preferred Shares. If more than one Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Preferred Shares so surrendered. Instead of any fractional interests in Ordinary Shares which would otherwise be issuable upon conversion of any Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board of Directors.

                  (b) Conversion Price. The initial conversion price for each Series A Preferred Share shall be $1.00, the initial conversion price for each Series B Preferred Share shall be $2.25 and the initial conversion price for each Series C Preferred Share shall be $4.95, which prices may be adjusted from time to time hereafter (as so adjusted, each, a "CONVERSION PRICE"). Except in the case of the issuance of Excluded Securities, if and whenever on or after the original date of issuance of any Preferred Shares, the Company issues or sells, or in accordance with Article 7(5)(c) hereof is deemed to have issued or sold, any of its Ordinary Shares or Convertible Securities for a consideration per share less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale:

                        (i) in the case of Series A Preferred Shares and Series B Preferred Shares, the applicable Conversion Price shall be reduced to an amount determined by dividing (a) the sum of (1) the product derived by multiplying (i) such Conversion Price in effect immediately prior to such issue or sale times (ii) the number of Ordinary Shares Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Article 7(5)(c)(ii) hereof) by the Company upon such issue or sale, by (b) the number of Ordinary Shares Deemed Outstanding immediately after such issue or sale;

                        (ii) in the case of Series C Preferred Shares,

                              (A) to the extent that such issuance or sale
            implies an Enterprise Value of the Company of $70,000,000 or more, the Series C Conversion Price shall be reduced to an amount equal to the consideration per share received (or deemed received pursuant to Article 7(5)(c) hereof) upon the issuance or sale of Ordinary Shares or Convertible Securities (the "FULL RATCHET PRICE") or

                              (B) to the extent that such issuance or sale
            implies an Enterprise Value of the Company of less than $70,000,000, the Series C Conversion Price shall be reduced to an amount determined by:

                              (1) first, reducing the Conversion Price to an
                  amount equal to the consideration per share that would have been received (or deemed received pursuant to Article 7(5)(c) hereof) had such issuance or sale of Ordinary Shares or Convertible Securities been made assuming an Enterprise Value of the Company of $70,000,000 (the "ASSUMED FULL RATCHET PRICE") and

                              (2) then, dividing (a) the sum of (1) the product
                  of (i) such Assumed Full Ratchet Price and (ii) the number of Ordinary Shares Deemed Outstanding (Narrow) immediately prior to such issue or sale, plus (2) the consideration, if any, received (or deemed received pursuant to Article 7(5)(c) hereof) by the Company upon such issue or sale, by (b) the number of Ordinary Shares Deemed Outstanding (Narrow) immediately after such issue or sale.

                  (c) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Article 7(5), the following shall be applicable:

                        (i) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange is less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Ordinary Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Ordinary Shares are issuable" shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (b) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the applicable Conversion Price shall be made when Ordinary Shares and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

                        (ii) Change in Exercise Price or Conversion Rate. If the additional consideration payable to the Company upon the exercise, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Ordinary Shares change at any time, each Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities that are still in issue provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold; but only if as a result of such adjustment such Conversion Price then in effect hereunder is thereby reduced; and on the termination date of any right to exercise, convert or exchange such Convertible Securities, such Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such termination had such Convertible Securities, to the extent issued immediately prior to such termination, never been issued.

                        (iii) Exceptions for Excluded Securities.
      Notwithstanding the foregoing, no adjustments shall be made under this
      Article 7(5)(c) with respect to the issuance of any Excluded Securities.

                  (d) Subdivision or Combination of Ordinary Shares. If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Ordinary Shares) its Ordinary Shares then in issue into a greater number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Ordinary Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) Certain Events. If an event not specified in this Article 7(5) occurs that has substantially the same economic effect on any Preferred Shares as those specifically enumerated, then this Article 7(5) shall be construed liberally, mutatis mutandis, in order to give such Preferred Shares the intended benefit of the protections provided under this Article 7(5). In such event, the Board of Directors shall make an appropriate adjustment in each Conversion Price so as to protect the rights of the holders of Preferred Shares; provided that no such adjustment shall increase any Conversion Price as otherwise determined pursuant to this Article 7(5) or decrease the number of Ordinary Shares issuable upon conversion of any Preferred Shares.

                  (f) Notices. (i) Promptly after any adjustment of any Conversion Price, the Company shall give written notice thereof to all holders of Preferred Shares to which such Conversion Price is applicable, setting forth in reasonable detail and certifying the calculation of such adjustment.

                        (ii) The Company shall give written notice to all holders of Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Ordinary Shares, (b) with respect to any pro rata subscription offer to holders of Ordinary Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

                  (g) Mandatory Conversion. Each Preferred Share shall automatically be converted into fully paid Ordinary Shares of the Company on the basis set forth in Article 7(5)(a) immediately upon the consummation of (i) a Qualified IPO or (ii) a Qualified Private Offering. In addition, each Series A Preferred Share, Series B Preferred Share or Series C Preferred Share, as the case may be, shall automatically be converted into fully paid Ordinary Shares of the Company on the basis set forth in Article 7(5)(a) upon the written election of holders of at least two-thirds of Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, respectively.

            Holders of Preferred Shares so converted may deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Ordinary Shares to which such holder is entitled, together with any cash dividends and payment in lieu of fractional interests to which such holder may be entitled pursuant to this Article 7(5). Until such time as a holder of Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Ordinary Shares to which such holder shall be entitled upon the surrender thereof.

                  6. Redemption.

                  (a) The Series A Preferred Shares and the Series B Preferred Shares may be redeemed (in whole or in part) at the option of the holders of at least 10% of each of the Series A Preferred Shares and the Series B Preferred Shares (the "SERIES A/B PARTICIPATING HOLDERS") upon the prior written consent of the Requisite Percentage of holders of the Series C Preferred Shares, and the Series C Preferred Shares may be redeemed (in whole or in part) at the option of the holders of at least two-thirds of the Series C Preferred Shares (the "SERIES C PARTICIPATING HOLDERS" and together with the Series A/B Participating Holders, the "PARTICIPATING HOLDERS") from time to time on or after the earlier to occur of (A) April 23, 2006, or (B) a Triggering Event (each an "OPTIONAL REDEMPTION"); provided, however, that such prior written consent of the Requisite Percentage of holders of the Series C Preferred Shares shall not be required if the Company has funds legally available to redeem all of the Preferred Shares on both the date of the Redemption Notice and on the Optional Redemption Date. In any such case, the Participating Holders shall notify the Company in writing of its or their intent to exercise the rights afforded by this Article 7(6)(a) (the "REDEMPTION NOTICE") and specify a date not less than ten (10) nor more than sixty (60) days from the date of such notice on which the applicable Preferred Shares shall be redeemed, which date may be extended by agreement of the Company and Participating Holders to the extent an appraisal pursuant to Article 7(6)(e) hereof is being conducted (the "OPTIONAL REDEMPTION DATE"). Upon receipt of such notice, the Company shall promptly notify the remaining holders of the applicable Preferred Shares of the Optional Redemption Date. Such holders have the right to become Participating Holders if they so elect by giving the Company written notice to such effect within ten (10) days of having received such notice. The Company shall redeem on the Optional Redemption Date all Preferred Shares being redeemed in cash by wire transfer of immediately available funds. Notwithstanding any other provision herein, the right of the holders of Preferred Shares to request an Optional Redemption shall terminate upon a Qualified IPO or a Qualified Private Offering.

            The price to be paid for each Preferred Share being redeemed shall equal the sum of (i) the Series A Preference Amount, the Series B Preference Amount or the Series C Preference Amount, as applicable, (ii) all accrued or declared but unpaid dividends including the Series B Cumulative Dividend Amount or the Series C Cumulative Dividend Amount, if applicable and (iii) the Fair Market Value per share, as determined by the appraisal procedure set forth in
Article 7(6)(e) below, of the Ordinary Shares (including fraction of a share) into which such Preferred Share is convertible in accordance with the terms of
Article 7(5) as of the date of the Redemption Notice.

                  (b) If the funds of the Company legally available for redemption of Preferred Shares on an Optional Redemption Date are insufficient to redeem the total number of Preferred Shares being redeemed, the holders of Preferred Shares being redeemed shall share in accordance with the order set forth in Article 7(2) hereof in any funds legally available for redemption of such shares according to the respective amounts that would be payable with respect to the full number of shares owned by them if all such issued shares were redeemed in full. At any time thereafter when additional funds of the Company are legally available for the redemption of such Preferred Shares, such funds will be used at the earliest permissible time, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, in the order set forth in Article 7(2) hereof. The Company shall be obligated, to the extent consistent with the law and United States' generally accepted accounting principles, to make available sufficient earned surplus or capital surplus in order to permit the full and timely redemption of Preferred Shares entitled to redemption.

                  (c) If, for any reason, the Company fails to redeem all Preferred Shares to be redeemed pursuant to Article 7(6)(a) above on an Optional Redemption Date, (i) the unredeemed shares shall remain in issue and shall continue to have all rights and preferences (including, without limitation, voting rights) provided for herein, and (ii) the holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

                  (d) The notices provided for in this Article 7(6) shall be sent, if by or on behalf of the Company, to the holders of the Preferred Shares at their respective addresses as shall then appear on the records of the Company, or if by any holder of Preferred Shares to the Company at its principal executive office as set forth in the Purchase Agreement, by first class mail, postage prepaid, (i) notifying such recipient of the redemption, the date of such redemption, the number of Preferred Shares to be redeemed, and the redemption price therefor and (ii) in the case of any notice by or on behalf of the Company, stating the place or places at which the shares called for redemption shall, upon presentation and surrender of such certificates representing such shares, be redeemed.

                  (e) The Fair Market Value of the Ordinary Shares as of the date of the Redemption Notice for purposes of the redemption pursuant to Article 7(6)(a) hereof shall be initially negotiated by the Company on the one hand and by the Participating Holders on the other. If the Company and the Participating Holders fail to agree on a determination of Fair Market Value within twenty (20) days after the Company's receipt of the Redemption Notice, then the Company and the Participating Holders shall endeavor to select a nationally recognized investment banking or accounting firm, which has experience valuing pharmaceutical companies (the "APPRAISER"), to conduct an appraisal of the Ordinary Shares, such appraisal to be conducted within sixty (60) days after such Person has been notified of its selection as the Appraiser. If the Participating Holders and the Company cannot agree on a Person to be the Appraiser within forty-five (45) days after such 20 day period, the Participating Holders, on the one hand, and the Company on the other, shall then have ten (10) days to each select a Person satisfying the requirements of an Appraiser. If either party fails to select such a Person within the ten (10) day period, the Person who is selected by a party within the ten (10) day period shall be the Appraiser and shall conduct an appraisal of the relevant Ordinary Shares being repurchased within sixty (60) days of the expiration of such ten (10) day period. If the Company and the Participating Holders each selected a Person within such ten (10) day period, then the two selected Persons shall, within ten (10) days from the expiration of such ten
(10) day period, select another Person satisfying the requirements of an Appraiser who shall then be the Appraiser and who shall then conduct an appraisal of the Ordinary Shares within sixty (60) days of being selected. In the event the two selected Persons shall fail to select a third Person satisfying the requirements of an Appraiser within such ten (10) day period, then each of the two selected Persons shall then act as an Appraiser, and shall make an appraisal within sixty (60) days of the expiration of such ten (10) day period. In such event, the Fair Market Value of such Ordinary Shares shall be the average of the two appraisals. The appraisal (or appraisals) conducted pursuant to this Article 7(6)(e) shall determine the Fair Market Value of such Ordinary Shares as of the date of the Redemption Notice, which determination shall be final and binding on the parties. The reasonable cost of the appraisal shall be borne 50% by the Company and 50% by the Participating Holders, except that in the event two appraisals are performed pursuant to this Article 7(6)(e), then each party shall bear the actual cost of the appraisal performed by its designee.

                  7. Status of Reacquired Shares. Any Preferred Shares redeemed pursuant to Article 7(6) hereof or otherwise acquired by the Company in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Company may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized Preferred Shares.

                  8. Exclusion of Other Rights. Except as may otherwise be required by law, the Preferred Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set out herein.

                  9. Relative Rights. Each Series A Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series A Preferred Shares. Each Series B Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series B Preferred Shares. Each Series C Preferred Share shall have the same relative rights and preferences as, and shall be identical in all respects with, all other Series C Preferred Shares.

                  10. Certificates. So long as any Preferred Shares are issued, there shall be set forth on the face or back of each share certificate issued by the Company a statement that the Company shall furnish without charge to each member who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of share capital or series thereof that the Company is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

                  11. Definitions.

            "Affiliate" or "Affiliates" mean, as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include (a) any Person who is a director or officer of the Company (or such other specified Person) or beneficial owner of at least 5% of any class of the then issued equity securities of the Company (or such other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or such other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or such other specified Person) shall, directly or indirectly, either beneficially own at least 10% of any class of such Person's then issued equity securities, and
(c) in the case of a specified Person who is an individual, any Family Member of such Person.

            "Agreed Terms" shall have the meaning set forth in Article 7(4)(e).

            "Appraiser" shall have the meaning set forth in Article 7(6)(e).

            "Article 7 Special Preferred Dividend" shall have the meaning set forth in Article 7(1)(c).

            "Assumed Full Rachet Price" shall have the meaning set forth in
Article 7(5)(b).

            "Completion Date" shall have the meaning set forth in Article
7(4)(e).

            "Compulsory Purchase Notice" shall have the meaning set forth in
Article 7(4)(e).

            "Conversion Date" shall have the meaning set forth in Article
7(5)(a).

            "Conversion Price" shall have the meaning set forth in Article 7(5)(b).

            "Convertible Securities" shall mean securities or obligations that are exercisable for, convertible into or exchangeable for Ordinary Shares. The term includes options, warrants or other rights to subscribe for or purchase Ordinary Shares or to subscribe for or purchase other securities that are convertible into or exchangeable for Ordinary Shares.

            "Current Market Price" per share shall mean, as of the date of determination, (a) the median of the daily Market Price under clause (a) or (b) of the definition thereof of the common stock (or other security) of the applicable Person during the immediately preceding thirty (30) trading days ending on such date, and (b) if such security is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (c) of the definition thereof on such date.

            "Declared Dividends" shall have the meaning set forth in Article 7(1)(c) above.

            "Enterprise Value" means the amount determined by adding (a) the product of (x) the Current Market Value per Ordinary Share multiplied by (y) the number of Ordinary Shares Deemed Outstanding plus (b) the amount of any debt (excluding accounts payable, accrued expenses and income taxes payable) and capital leases as set forth on the balance sheet of the Company.

            "Equity Incentive Plan" means the 1998 Equity Incentive Plan of Novirio Pharmaceuticals Limited, as adopted by the Board of Directors on June 30, 1998, and in effect on April 23, 2001 pursuant to which an aggregate of 1,786,966 Ordinary Shares (subject to adjustment in the event of any share dividend, share split, recapitalization or other similar event) have been reserved for issuance or award to senior officers, employees, directors, consultants and advisors of the Company or a Subsidiary of the Company.

            "Excluded Securities" shall mean (i) Ordinary Shares offered to the public pursuant to a Qualified IPO; (ii) Ordinary Shares issuable under the Equity Incentive Plan; (iii) Ordinary Shares issued upon conversion of the Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares; (iv) Ordinary Shares issued in a transaction contemplated by
Article 7(5)(d) hereof; (v) such number of Ordinary Shares, not to exceed 10,000, issuable upon authorization of Jean-Pierre Sommadossi pursuant to the Directors' resolution dated as of June 15, 1999 which have not been issued as of the date hereof or which are subsequently forfeited by a person to whom such Ordinary Shares have been issued; (vi) the Series C Warrants; (vii) Ordinary Shares issued upon exercise of the Series C Warrants; and (viii) Ordinary Shares or Convertible Securities issued to strategic partners of the Company, which are Independent Third Parties of the Company, in an aggregate amount (assuming in the case of Convertible Securities, conversion of such securities) of three percent (3%) or less of the Company's Ordinary Shares Deemed Outstanding.

            "Family Member" shall mean, as applied to any individual, such individual's spouse, child (including a stepchild or an adopted child) grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of one or more of them.

            "Full Rachet Price" shall have the meaning set forth in Article 7(5)(b) hereof.

            "Independent Third Party" shall mean any Person which immediately prior to the contemplated transaction neither owns, nor is an Affiliate of a Person which owns, in excess of 5% of the Ordinary Shares (calculated on an as converted basis) outstanding at such time.

            "Junior Securities" shall mean the Ordinary Shares and all other equity securities of the Company other than the Preferred Shares and any other shares of the Company's preferred share capital (a) which by their terms, state that they are not Junior Securities or provide the holders thereof with rights pari passu with or senior to those of the holders of any Preferred Shares and
(b) are approved for issuance in accordance with Articles 7(4)(a) and (b) hereof.

            "Market Price" shall mean, as of the date of determination, (a) if the common stock (or other security) is listed on a national securities exchange, the closing price per share of such security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall

Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such security is then listed or admitted to trading; or (b) if such security is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such security on such date; or (c) if neither of (a) or (b) is applicable, a market price per share determined (i) mutually by the Board of Directors and the holders of a majority of the shares of Preferred Shares, or, (ii) if the Board of Directors and the holders of a majority of the Preferred Shares shall fail to agree, in the manner set forth in Article 7(6)(e) hereof.

            "Minority Member" shall have the meaning set forth in Article
7(4)(e).

            "Optional Redemption" shall have the meaning set forth in Article 7(6)(a).

            "Optional Redemption Date" shall have the meaning set forth in
Article 7(6)(a).

            "Ordinary Shares" shall have the meaning set forth in Article 6.

            "Ordinary Shares Deemed Outstanding" shall mean, at any given time, the number of Ordinary Shares actually then in issue at such time, plus the number of Ordinary Shares issuable upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, plus the number of Ordinary Shares issuable upon the exercise in full of all other Convertible Securities whether or not such other Convertible Securities are convertible into Ordinary Shares at such time.

            "Ordinary Shares Deemed Outstanding (Narrow)" shall mean, at any given time, the number of Ordinary Shares actually then in issue at such time, plus the number of Ordinary Shares issuable upon conversion of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

            "Participating Holders" shall have the meaning set forth in Article 7(6)(a).

            "Person" shall mean an individual, partnership, company, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

            "Preferred Shares" shall have the meaning set forth in Article 6.

            "Purchase Agreement" shall mean that certain Securities Purchase Agreement dated as of April 23, 2001 among the purchaser(s) named therein and the Company, as it may be amended from time to time.

            "Purchase Price" with respect to the Series A Preferred Shares shall mean $1.00 per share, with respect to the Series B Preferred Shares shall mean $2.25 per share and with respect to the Series C Preferred Shares shall mean $4.95 per share plus the accrued and unpaid portion of the Series C Cumulative Annual Dividend Amount and Declared Dividends.

         "Purchaser" shall have the meaning set forth in Article 7(4)(e).

         "Qualified IPO" shall mean a fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act or the effectiveness of such other relevant document required pursuant to applicable foreign laws and regulations covering the offer and sale by the Company of Ordinary Shares in which the aggregate net proceeds to the Company (after deducting underwriters' discounts and commissions) equals or exceeds $40,000,000 and in which the price per Ordinary Share offered to the public equals or exceeds $9.90 (such price to be equitably adjusted in the event of any share dividend, share split, recapitalization or other similar event) and the listing of such Ordinary Shares on a nationally recognized exchange in the United States or such foreign jurisdictions as the Company and the Requisite Percentage of the holders of Preferred Shares may agree, or the Nasdaq National Market.

         "Qualified Private Offering" shall mean a Sale of the Company that implies a valuation of the Ordinary Shares Deemed Outstanding (excluding shares issuable upon exercise of the Series C Warrants) which equals or exceeds $9.90 per share (such price to be equitably adjusted in the event of any share dividend, share split, combination, recapitalization or other similar event); provided that the consideration paid in connection therewith consists of one or a combination of the following: (i) cash; and (ii) securities of the acquiring corporation which may be immediately sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom which permits sales without limitation as to volume or the manner of sale on a nationally recognized exchange in the United States or the Nasdaq National Market. In the event that the consideration is paid in whole or part in securities pursuant to (ii), the value of such securities upon the closing of such Sale of the Company shall be the Current Market Price.

         "Redemption Notice" shall have the meaning set forth in Article
7(6)(a).

         "Reorganization" shall have the meaning set forth in Article 7(1)(c).

         "Restricted Actions" shall have the meaning set forth in Article
7(4)(d).

         "Requisite Percentage" shall mean 85%.

         "Sale of the Company" shall mean a single transaction or a series of transactions pursuant to which one or more Independent Third Parties acquire (i) share capital of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's share capital, provided, however, that a Qualified IPO that results in an acquisition of voting power shall not be a Sale of the Company); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

         "Series A Preference Amount" of any Series A Preferred Share shall be $1.00 (which amount shall be subject to equitable adjustment whenever there shall occur a share dividend, share split, combination of shares, reclassification or similar event with respect to such Preferred Shares).

         "Series A Preferred Shares" shall have the meaning set forth in Article 6.

         "Series A/B Participating Holders" shall have the meaning set forth in
Article 7(6)(a).

         "Series B Cumulative Annual Dividend Amount" shall have the meaning set forth in Article 7(1)(b).

         "Series B Dividend Preference" shall have the meaning set forth in
Article 7(2)(c).

         "Series B Preference Amount" of any Series B Preferred Share shall be $2.25 (which amount shall be subject to equitable adjustment whenever there shall occur a share dividend, share split, combination of shares, reclassification or similar event with respect to such Preferred Shares).

         "Series B Preferred Shares" shall have the meaning set forth in Article 6.

         "Series C Cumulative Annual Dividend Amount" shall have the meaning set forth in Article 7(1)(b).

         "Series C Dividend Preference" shall have the meaning set forth in
Article 7(2)(a).

         "Series C Participating Holders" shall have the meaning set forth in
Article 7(6)(a).

         "Series C Preference Amount" of any Series C Preferred Share shall be $4.95 (which amount shall be subject to equitable adjustment whenever there shall occur a share dividend, share split, combination of shares, reclassification or similar event with respect to such Preferred Shares).

         "Series C Preferred Shares" shall have the meaning set forth in Article 6.

         "Series C Warrants" shall mean the warrants to purchase Series C Preferred Shares issued pursuant to the Purchase Agreement.

         "Stock Restriction Agreement" shall mean each of those certain Stock Restriction Agreements dated as of June 12, 1998 between the Company and holders of Ordinary Shares, each as amended from time to time.

         "Stockholders' Agreement" shall mean that certain Second Amended and Restated Stockholders' Agreement dated as of April 23, 2001 among the Company's members and the Company, as it may be amended from time to time.

         "Subsidiary" shall mean, with respect to any Person, any company, corporation, partnership, association or other business entity of which (i) if a company or corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

         "Triggering Event" shall mean any breach by the Company of its obligations hereunder, under the Purchase Agreement (other than breaches of Article VII thereof) or under the Stockholders' Agreement, which is not either remedied within 60 days of having received written notice of such breach or waived, provided that the Requisite Percentage of the holders of the Preferred Shares approve of treating such breach as a Triggering Event;

                  12. Severability. If any right, preference or limitation of any of the Preferred Shares set out in these Articles (as the same may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set out herein (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

         8. Except as otherwise provided in these Articles, all shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Directors, and may be re-designated, allotted or disposed of in such manner, to such persons and on such terms as the Directors in their absolute discretion may think fit.

         9. The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                     VARIATION OF RIGHTS ATTACHING TO SHARES

         10. Save as otherwise provided by these Articles or the terms of issue of any class of shares, at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

         11. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or the redemption or purchase of shares of any class by the Company.

                                  CERTIFICATES

         12. Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

         13. If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.

                                FRACTIONAL SHARES

         14. Unless otherwise provided by the terms of issue of the shares of that class, the Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.

                                      LIEN

         15. The Company shall have a first priority lien and charge on every share (not being a fully paid up share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all shares (other than fully paid up shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

         16. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

         17. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

         18. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

         19. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

         20. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

         21. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

         22. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

         23. The Directors may, upon the issue of shares, provide for differing treatment of Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

         24. The Directors may if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

                              FORFEITURE OF SHARES

         25. If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

         26. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed by such notice the shares in respect of which the call was made will be liable to be forfeited.

         27. If the requirements of any such notice as aforesaid are not complied with by the holder of the shares, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

         28. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

         29. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

         30. A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

         31. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                               TRANSFER OF SHARES

         32. The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may approve and executed by or on behalf of the transferor and if so required by the Directors shall also be executed on behalf of the transferee and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

         33. The Directors shall not register any transfer of shares unless the transfer is made in accordance with the provisions of the Stockholders Agreement. Subject to the rights attaching to any class of share, the Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

         34. Subject to the rights to any class of share, the registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

         35. All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may decline to register shall (except in any case of fraud) be returned to the person depositing the same.

                             TRANSMISSION OF SHARES

         36. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share held by such holder prior to his or her death. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share held by such holder prior to his or her death.

         37. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

         38. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

                              ALTERATION OF CAPITAL

         39. Subject to the rights and restrictions attaching to any class of share, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

         40. Subject to the rights and restrictions attaching to any class of share, the Company may by Ordinary Resolution:

                  (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

                  (b) convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

                  (c) subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

                  (d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

         41. Subject to the rights and restrictions attaching to any class of share, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

                      REDEMPTION AND PURCHASE OF OWN SHARES

         42. Subject to the provisions of the Companies Law and subject to the rights and restrictions attaching to any class of share, the Company may:

                  (a) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

                  (b) purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

                  (c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

         43. Subject to the rights and restrictions attaching to any class of share, any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

         44. Subject to the rights and restrictions attaching to any class of share, the redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

         45. The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

         46. For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

         47. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

         48. If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                GENERAL MEETINGS

         49. The Directors may, whenever they think fit, convene a general meeting of the Company.

         50. General meetings shall also be convened on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent of the paid up voting share capital of the Company, deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors fail to convene such meeting for a date that is within 45 days of the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors shall be reimbursed to them by the Company.

         51. If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

                           NOTICE OF GENERAL MEETINGS

         52. At least seven days notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these

Articles, entitled to receive such notices from the Company, but with the consent of all the Members entitled to receive notice of some particular meeting and to attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

         53. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

         54. All business carried out at a general meeting shall be deemed special with the exception of the consideration of the accounts, balance sheets, and ordinary report of the Directors and the Company's auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company's auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

         55. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.

         56. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

         57. The chairman, if any, of the Board of Directors, and in his absence the vice-chairman, shall preside as chairman at every general meeting of the Company.

         58. If there is no such chairman or vice-chairman, or if at any meeting neither the chairman nor the vice-chairman is present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

         59. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

         60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 per cent of the paid up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

         61. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

         62. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

                                VOTES OF MEMBERS

         63. Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

         64. In the case of joint holders the vote of the senior member who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

         65. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

         66. No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

         67. On a poll votes may be given either personally or by proxy.

         68. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

         69. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

         70. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

         71. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

         72. Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

                                    DIRECTORS

         73. The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

         74. Subject to the provisions of the Stockholders Agreement, the Company may by Ordinary Resolution appoint any person to be a Director.

         75. The maximum number of Directors shall be 9 and the minimum number of Directors shall be 3.

         76. The remuneration of the Directors shall from time to time be determined by the Company by Ordinary Resolution.

         77. The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

                               ALTERNATE DIRECTOR

         78. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors required by the Companies Law to be held in the Cayman Islands at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

         79. A Director shall not be entitled to appoint an alternate for any meeting of the Directors other than a meeting referred to in the previous Article and no Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf.

                         POWERS AND DUTIES OF DIRECTORS

         80. Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

         81. The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

         82. The Directors shall appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

         83. Subject to the provisions of the Stockholders Agreement, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

         84. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

                          BORROWING POWERS OF DIRECTORS

         85. Subject to the provisions of these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

                                    THE SEAL

         86. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

         87. The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Company Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose.

         88. Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

                          DISQUALIFICATION OF DIRECTORS

         89. The office of Director shall be vacated, if the Director:

                  (a) dies;

                  (b) becomes disabled, effective upon written notice of such determination by the other members of the Board acting in good faith;

                  (c) resigns his office by notice in writing to the Company; or

                  (d) is removed from office by the Company by Ordinary Resolution.

                            PROCEEDINGS OF DIRECTORS

         90. The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. A Director may, and the Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

         91. A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

         92. The quorum necessary for the transaction of the business of the Directors shall be 4. A Director represented by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

         93. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

         94. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

         95. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

         96. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

                  (a) all appointments of officers made by the Directors;

                  (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

                  (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

         97. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

         98. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

         99. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of summoning a general meeting of the Company, but for no other purpose.

         100. Subject to the provisions of the Stockholders Agreement, the Directors may elect a chairman and vice-chairman of their meetings and determine the period for which each is to hold office but if neither chairman nor vice-chairman is elected, or if at any meeting neither the chairman nor vice-chairman is present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of such meeting.

         101. Subject to the provisions of the Stockholders Agreement, a committee appointed by the Directors may elect a chairman or vice-chairman of its meetings. If neither a chairman nor vice-chairman is elected, or if at any meeting neither the chairman nor vice-chairman is present within fifteen minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of such meeting.

         102. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present.

         103. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                                    DIVIDENDS

         104. Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

         105. Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

         106. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

         107. Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

         108. The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

         109. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Law, the share premium account.

         110. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

         111. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

         112. No dividend shall bear interest against the Company.

                               ACCOUNTS AND AUDIT

         113. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

         114. The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

         115. Subject to the provisions of the Stockholders Agreement, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

         116. The accounts relating to the Company's affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

                            CAPITALISATION OF PROFITS

         117. Subject to the Companies Law and the provisions of these Articles, the Board may, with the authority of an Ordinary Resolution:

                  (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

                  (b) appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

                           (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

                           (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

                  (c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

                  (d) authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

                           (i) the allotment to the members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

                           (ii) the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Members; and

                  (e) generally do all acts and things required to give effect to the resolution.

                              SHARE PREMIUM ACCOUNT

         118. The Board of Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

         119. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Board of Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

                                     NOTICES

         120. Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

         121. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

         122. Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

         123. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or, (b) facsimile, shall be deemed to have been served upon confirmation of receipt or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier.

         124. Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

         125. Notice of every general meeting shall be given to:

                  (a) all Members who have supplied to the Company an address for the giving of notices to them; and

                  (b) every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

                                    INDEMNITY

         126. Every Director, agent, Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (other than the Company's auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

         127. No such Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company (other than the Company's auditors) or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or
(vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

                            NON-RECOGNITION OF TRUSTS

         128. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

                                   WINDING UP

         129. Subject to the rights and restrictions attaching to any class of share, if the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the


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benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                      AMENDMENT OF ARTICLES OF ASSOCIATION

         130. Subject to the Companies Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                       REGISTRATION BY WAY OF CONTINUATION

         131. The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.


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